See attached PDF document for signed consent.

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated January 14, 2008 on the consolidated financial statements of BBM Holdings, Inc. included in this Form 10-K.
Roseland, New Jersey
January 12, 2009